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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Anika Therapeutics, Inc. for its 2003 Stock Option and Incentive Plan of our report dated February 7, 2003 relating to the financial statements, which appears in Anika Therapeutics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
November 3, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS